Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby makes, constitutes and appoints Michael P. Puorro, and Lance P. Burke, each of them with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 24, 2024, by the following persons in the capacities indicated.

/s/ Varkey Abraham
Varkey Abraham
Director

/s/ Robert Golden
Robert Golden
Director

/s/ Ahron Haspel
Ahron Haspel
Director

/s/ Michael Katz
Michael Katz
Director

/s/ Metin Negrin
Metin Negrin
Director

/s/ Philip Okun
Philip Okun
Director

/s/ Elena Sisti
Elena Sisti
Director

/s/ John Sorrenti
John Sorrenti
Director

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